Exhibit 99.1
Delek US Holdings Reports Second Quarter 2022 Results

•Reported second quarter net income of $361.8 million or $5.05 per share and Adjusted EBITDA of $518.4 million
•Record refinery utilization rates and strong operational performance helped drive record quarterly results
•Announced special dividend of $0.20 per share on June 21, 2022
•Announced a regular quarterly dividend at $0.20 per share
•Board approved expanded share repurchase authorization program up to $400 million
•DKL closed 3 Bear acquisition early on June 1, 2022; increases third party revenue, product mix and geography
•Strong free cash generation led to improved cash balance with $1.24 billion of cash as of June 30, 2022

BRENTWOOD, Tenn.-- August 4, 2022 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) today announced financial results for its second quarter ended June 30, 2022. Delek US reported second quarter 2022 net income of $361.8 million, or $5.05 per share, versus a net loss of $(56.7) million, or $(0.77) per share, for the quarter ended June 30, 2021. On an adjusted basis, Delek US reported Adjusted net income of $314.5 million, or $4.40 per share, for the second quarter 2022. This compares to Adjusted net loss of $(33.9) million, or $(0.46) per share, in the prior year. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $518.4 million for the second quarter compared to Adjusted EBITDA of $46.1 million in the prior year.
Avigal Soreq, President and Chief Executive Officer of Delek US, stated, "The Board has approved a reinstatement of the “regular” quarterly dividend at $0.20 per share as well as an expansion of the share repurchase authorization to $400 million. Based on the current outlook, we expect to repurchase approximately $25 to $35 million of stock in the third quarter, while simultaneously further enhancing the balance sheet. We expect that the combination of full year dividend payments, along with announced share repurchases through the third quarter, will result in approximately $135 million of cash returns to shareholders in 2022, with upside depending on potential buyback activity in the fourth quarter. Our organic growth initiatives remain intact in both the midstream and retail segments. Finally, I would like to welcome the 3 Bear team to our organization. This acquisition closed early on June 1st and offers third party revenue, an expanded product mix and geographic diversification into the Delaware portion of the Permian."
Uzi Yemin, Executive Chairman of Delek US, stated, “The combination of multiple factors including: global capacity rationalization, post COVID demand recovery, reduced utilization trends in China and capacity outages stemming from the Russian/Ukraine conflict, have led to unprecedented strength in refining margins. This coupled with record utilization rates within our system led to record results in the quarter. I’m pleased to hand off the reins of CEO to Avigal Soreq with the company on strong financial footing including a cash balance of $1.24 billion and an outlook for strong cash generation into the future.”
Regular Quarterly Dividend and Share Repurchase
On June 21, 2022 the company announced a special dividend of $0.20 per share that was paid on July 20, 2022. On August 1, 2022 the Board of Directors approved a regular quarterly cash dividend of $0.20 per share. Shareholders of record on August 22, 2022 will receive this cash dividend payable on September 6, 2022.
The Board also approved an approximately $170 million increase in its share repurchase authorization, bringing the total amount available for repurchases under current authorizations to $400 million. Delek US expects to commence the program with share repurchases of approximately $25 to $35 million of Delek US common stock during the third quarter 2022.

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Consolidated Results
Net income attributable to Delek in the second quarter 2022 was $361.8 million compared to a $(56.7) million net loss in the second quarter 2021. On an adjusted basis, Adjusted net income was $314.5 million in the second quarter 2022 compared to Adjusted net loss of $(33.9) million in the second quarter 2021. The $348.4 million improvement in Adjusted net income is primarily attributable to improvements in refining operating results and contribution margins compared to the prior year quarter, including the impact of higher refining utilization rates and crack spreads during the current quarter compared to the prior period. See below for further discussion of operating results and contribution margin across our segments.
Refining Segment Results
Refining contribution margin increased to $618.3 million in the second quarter 2022 from $14.1 million in the second quarter 2021, while Adjusted segment contribution margin was $557.4 million in the second quarter 2022 compared to $37.9 million in the second quarter 2021. On a year-over-year basis, our refining segment results were favorably impacted by improvements in crack spreads and increased demand, attributable in part to low clean product inventories and continued macroeconomic improvements around the pandemic combined with the impact of sanctions on Russian oil supply. We also experienced marked improvements in our refining utilization rates compared to the prior year period. Additionally, during the second quarter 2022, Delek US's benchmark crack spreads were up an average of approximately 181.7% from prior-year levels, though the refineries' ability to capture crack spreads continues to be negatively impacted by elevated RIN costs with an ongoing burden of the RFS program on small refineries.
Logistics Segment Results
The logistics segment contribution margin in the second quarter 2022 was $69.3 million compared to $64.2 million in the second quarter 2021, where Adjusted segment contribution margin was $69.5 million compared to $64.0 million in the prior year quarter. Overall performance benefited from strong refinery utilization rates and closing of the 3 Bear Delaware Holding - NM, LLC ("3 Bear") acquisition on June 1, 2022 (the "3 Bear Acquisition").
Retail Segment Results
For the second quarter 2022, contribution margin, on both a GAAP and adjusted basis, was $18.2 million compared to $21.9 million and $22.0 million on a GAAP and adjusted basis, respectively, in the prior-year period for the retail segment. Merchandise sales were approximately $83.4 million with an average retail margin of 34.0% in the second quarter 2022, compared to merchandise sales of approximately $84.5 million with an average retail margin of 32.7% in the prior-year period. Approximately 44.9 million retail fuel gallons were sold at an average margin of $0.33 per gallon in the second quarter 2022 compared to 43.0 million retail fuel gallons sold at an average margin of $0.39 per gallon in the second quarter 2021. In the second quarter 2022, the average merchandise store count was 248 compared to 252 in the prior-year period. On a same-store-sales basis in the second quarter 2022, merchandise sales increased 0.1% and fuel gallons sold increased 5.8% compared to the prior-year period.
Corporate and Other Activity
Contribution margin from Corporate, Other and Eliminations was a loss of $28.3 million in the second quarter 2022 compared to a loss of $35.5 million in the prior-year period, where Adjusted contribution margin was a $27.4 million loss compared to a $35.7 million loss in the same quarter of 2021, and where these amounts include inter-segment eliminations.
Returns from the Wink-to-Webster crude oil pipeline, in which Delek owns a 15% indirect joint venture interest, is currently reflected in income from equity method investments in the condensed consolidated statements of income, and is expected to ratably increase throughout the year. The 36-inch diameter pipeline, which is fully contracted with minimum volume commitments ("MVCs"), will originate in the Permian Basin and have destination points in the Houston market.
Liquidity
As of June 30, 2022, Delek US had a cash balance of $1.24 billion and total consolidated long-term debt of $2.82 billion, resulting in Net debt of $1.57 billion. As of June 30, 2022, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $13.8 million of cash and $1.52 billion of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had approximately $1.23 billion in cash and $1.30 billion of long-term debt, or a $64.7 million Net debt position.
Second Quarter 2022 Results | Conference Call Information
Delek US will hold a conference call to discuss its second quarter 2022 results on Thursday, August 4, 2022 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten

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minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) second quarter 2022 earnings conference call that will be held on Thursday, August 4, 2022 at 9:00 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.
The logistics operations primarily consist of Delek Logistics Partners, LP (NYSE: DKL). Delek US Holdings, Inc. and its affiliates own approximately 78.9% (including the general partner interest) of Delek Logistics Partners, LP at June 30, 2022. Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.
The convenience store retail segment operates approximately 248 convenience stores in West Texas and New Mexico.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; investments into our business; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the 3 Bear acquisition, RINs waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the 3 Bear business following the recent acquisition; risks and uncertainties related to the Covid-19 pandemic; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income attributable to Delek adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Adjusted segment contribution margin - calculated as Segment contribution margin adjusted for the identified Adjusting Items in Adjusted net income (loss) that impact Segment contribution margin;
•Refining margin - calculated as the difference between total refining revenues and total cost of materials and other;
•Adjusted refining margin - calculated as refining margin adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that impact refining margin and that, where applicable, can be identified and/or are measured and recognized at the refinery level;
•Refining margin per sales barrel - calculated as refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period;
•Adjusted refining margin per sales barrel - calculated as adjusted refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and adjusted EBITDA, and Adjusted Segment Contribution Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)
	June 30, 2022	December 31, 2021 As Adjusted(1)
ASSETS
Current assets:
Cash and cash equivalents	$1,244.6	$856.5
Accounts receivable, net	1,319.4	776.6
Inventories, net of inventory valuation reserves	1,805.9	1,260.7
Other current assets	187.5	126.0
Total current assets	4,557.4	3,019.8
Property, plant and equipment:
Property, plant and equipment	4,107.1	3,645.4
Less: accumulated depreciation	(1,447.1)	(1,338.1)
Property, plant and equipment, net	2,660.0	2,307.3
Operating lease right-of-use assets	190.7	208.5
Goodwill	740.0	729.7
Other intangibles, net	325.8	102.7
Equity method investments	354.6	344.1
Other non-current assets	96.1	100.5
Total assets	$8,924.6	$6,812.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,449.6	$1,695.3
Current portion of long-term debt	72.0	92.2
Obligation under Supply and Offtake Agreements	770.5	487.5
Current portion of operating lease liabilities	51.4	53.9
Accrued expenses and other current liabilities	885.6	797.8
Total current liabilities	4,229.1	3,126.7
Non-current liabilities:
Long-term debt, net of current portion	2,745.7	2,125.8
Environmental liabilities, net of current portion	112.7	109.5
Asset retirement obligations	41.1	38.3
Deferred tax liabilities	300.3	214.5
Operating lease liabilities, net of current portion	131.9	152.0
Other non-current liabilities	26.4	31.8
Total non-current liabilities	3,358.1	2,671.9
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 88,610,583 shares and 91,772,080 shares issued at June 30, 2022 and December 31, 2021, respectively	0.9	0.9
Additional paid-in capital	1,159.1	1,206.5
Accumulated other comprehensive loss	(3.9)	(3.8)
Treasury stock, 17,575,527 shares, at cost, as of June 30, 2022 and December 31, 2021	(694.1)	(694.1)
Retained earnings	753.0	384.7
Non-controlling interests in subsidiaries	122.4	119.8
Total stockholders’ equity	1,337.4	1,014.0
Total liabilities and stockholders’ equity	$8,924.6	$6,812.6
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 As Adjusted(1) (2)	2022	2021 As Adjusted(1) (2)
Net revenues	$5,982.6	$2,191.5	$10,441.7	$4,583.7
Cost of sales:
Cost of materials and other	5,082.6	1,960.6	9,235.1	4,133.4
Operating expenses (excluding depreciation and amortization presented below)	188.5	130.8	328.0	260.7
Depreciation and amortization	62.8	60.5	125.5	122.8
Total cost of sales	5,333.9	2,151.9	9,688.6	4,516.9
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	34.0	35.4	61.4	60.8
General and administrative expenses	126.5	53.5	179.6	94.6
Depreciation and amortization	5.2	5.8	10.8	12.0
Impairment of goodwill	—	—	—	—
Other operating income, net	(10.3)	(4.9)	(38.7)	(3.0)
Total operating costs and expenses	5,489.3	2,241.7	9,901.7	4,681.3
Operating income (loss)	493.3	(50.2)	540.0	(97.6)
Interest expense, net	43.6	33.1	82.0	62.5
Income from equity method investments	(15.7)	(6.8)	(26.6)	(11.6)
Other (income) expense, net	(3.6)	6.8	(2.3)	5.8
Total non-operating expense, net	24.3	33.1	53.1	56.7
Income (loss) before income tax expense (benefit)	469.0	(83.3)	486.9	(154.3)
Income tax expense (benefit)	100.4	(35.2)	103.5	(43.5)
Net income (loss)	368.6	(48.1)	383.4	(110.8)
Net income attributed to non-controlling interests	6.8	8.6	15.0	15.9
Net income (loss) attributable to Delek	$361.8	$(56.7)	$368.4	$(126.7)
Basic income (loss) per share	$5.11	$(0.77)	$5.12	$(1.72)
Diluted income (loss) per share	$5.05	$(0.77)	$5.07	$(1.72)
Weighted average common shares outstanding:
Basic	70,805,458	73,911,582	72,014,151	73,857,975
Diluted	71,679,954	73,911,582	72,675,313	73,857,975
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) In the current period, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $5.1 million and $11.1 million for the three and six months ended June 30, 2021, respectively.

Condensed Cash Flow Data (Unaudited)
(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
Cash flows from operating activities:
Net cash provided by operating activities	$559.1	$169.2	$585.9	$134.9
Cash flows from investing activities:
Net cash used in investing activities	(690.7)	(72.6)	(720.9)	(118.7)
Cash flows from financing activities:
Net cash provided by (used in) financing activities	522.1	(57.1)	523.1	29.3
Net increase in cash and cash equivalents	390.5	39.5	388.1	45.5
Cash and cash equivalents at the beginning of the period	854.1	793.5	856.5	787.5
Cash and cash equivalents at the end of the period	$1,244.6	$833.0	$1,244.6	$833.0
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

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Delek US Holdings, Inc.
Segment Data (Unaudited)
(In millions)	Three Months Ended June 30, 2022
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and sales)	$4,498.0	$142.4	$277.1	$1,065.1	$5,982.6
Inter-segment fees and revenues	312.5	124.3	—	(436.8)	—
Operating costs and expenses:
Cost of materials and other	4,027.2	176.4	233.8	645.2	5,082.6
Operating expenses (excluding depreciation and amortization presented below)	165.0	21.0	25.1	11.4	222.5
Segment contribution margin	618.3	69.3	18.2	(28.3)	677.5
Income from equity method investments	0.2	7.1	—	8.4
Segment contribution margin and income (loss) from equity method investments	$618.5	$76.4	$18.2	$(19.9)
Depreciation and amortization	$49.9	$13.3	$3.2	$1.6	68.0
General and administrative expenses					126.5
Other operating income, net					(10.3)
Operating income					$493.3
Capital spending (excluding business combinations)	$19.0	$26.7	$6.0	$8.7	$60.4

	Three Months Ended June 30, 2021, As Adjusted (1)
	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations (3)	Consolidated (1)(3)
Net revenues (excluding inter-segment fees and revenues)	$2,226.9	$66.1	$209.0	$(310.5)	$2,191.5
Inter-segment fees and revenues	188.8	102.4	—	(291.2)	—
Operating costs and expenses:
Cost of materials and other	2,286.6	88.8	164.7	(579.5)	1,960.6
Operating expenses (excluding depreciation and amortization presented below) (2)	115.0	15.5	22.4	13.3	166.2
Segment contribution margin (2)	14.1	64.2	21.9	(35.5)	64.7
Income from equity method investments	0.1	6.7	—	—
Segment contribution margin and income (loss) from equity method investments	$14.2	$70.9	$21.9	$(35.5)
Depreciation and amortization	$51.0	$10.0	$3.4	$1.9	66.3
General and administrative expenses (2)					53.5
Other operating income, net					(4.9)
Operating loss					$(50.2)
Capital spending (excluding business combinations)	$60.7	$2.6	$0.5	$1.9	$65.7

	Six Months Ended June 30, 2022
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding inter-segment fees and revenues)	$7,766.1	$225.2	$486.6	$1,963.8	$10,441.7
Inter-segment fees and revenues	538.1	248.1	—	(786.2)	—
Operating costs and expenses:
Cost of materials and other	7,304.1	302.6	406.8	1,221.6	9,235.1
Operating expenses (excluding depreciation and amortization presented below)	284.9	39.1	47.8	17.6	389.4
Segment contribution margin	715.2	131.6	32.0	(61.6)	817.2
Income from equity method investments	0.4	14.1	—	12.1
Segment contribution margin and income (loss) from equity method investments	$715.6	$145.7	$32.0	$(49.5)
Depreciation and amortization	$102.7	$23.7	$6.7	$3.2	136.3
General and administrative expenses					179.6
Other operating income, net					(38.7)
Operating income					$540.0
Capital spending (excluding business combinations)	$33.3	$35.8	$9.0	$15.2	$93.3

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	Six Months Ended June 30, 2021, As Adjusted (1)
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding inter-segment fees and revenues)	$3,811.4	$122.8	$383.8	$265.7	$4,583.7
Inter-segment fees and revenues	344.4	198.6	—	(543.0)	—
Operating costs and expenses:
Cost of materials and other	3,901.6	169.9	301.2	(239.3)	4,133.4
Operating expenses (excluding depreciation and amortization presented below) (2)	229.7	30.4	44.0	17.4	321.5
Segment contribution margin (2)	24.5	121.1	38.6	(55.4)	128.8
Income from equity method investments	0.3	10.7	—	0.6
Segment contribution margin and income (loss) from equity method investments	$24.8	$131.8	$38.6	$(54.8)
Depreciation and amortization	$103.1	$20.7	$6.6	$4.4	134.8
Impairment of goodwill					—
General and administrative expenses (2)					94.6
Other operating income, net					(3.0)
Operating loss					$(97.6)
Capital spending (excluding business combinations)	$118.5	$10.4	$1.3	$2.5	$132.7
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) In the current period, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $5.1 million and $11.1 million for the three and six months ended June 30, 2021, respectively.
(3) Reflects an adjustment to net down year-to-date net revenues and cost of materials and other of approximately $362 million related to certain crude wholesale net settled transactions included in corporate, other and eliminations that occurred during the three months ended March 31, 2021, which was not reflected in the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021, as filed on our March 31, 2021 Quarterly Report on Form 10-Q on May 6, 2021. Such uncorrected adjustment, as well as the subsequent out-of-period correction reflected above, did not relate to any of our reportable segments, had no impact on segment contribution margin, consolidated contribution margin or consolidated operating loss, and are not considered material to the condensed consolidated financial statements in either period.

Significant Transactions During the Quarter Impacting Results:

Dividends
On June 21, 2022, Delek announced that its Board of Directors declared a special cash dividend on its common stock of $0.20 per share payable to all shareholders of record of the Company’s common stock as of the close of business on July 12, 2022. The payment date for the special dividend was July 20, 2022.
Membership Interest Purchase Agreement
On June 1, 2022, DKL Delaware Gathering, LLC, a subsidiary of Delek Logistics, completed the acquisition of 100% of the limited liability company interests in 3 Bear Delaware Holding – NM, LLC from 3 Bear Energy – New Mexico LLC (the “Seller”), related to Seller’s crude oil and natural gas gathering, processing and transportation businesses, as well as water disposal and recycling operations, located in the Delaware Basin in New Mexico (the “3 Bear Acquisition”). The purchase price was $624.7 million, subject to final working capital closing adjustments. We incurred $6.2 million of transaction related expenses In connection with the 3 Bear Acquisition during the three months ended June 30, 2022.
Insurance Recoveries
During the second quarter 2022, we received insurance recoveries related to the fire and freeze events that occurred during the first quarter 2021, which unfavorably impacted our results during the first two quarters of 2021. For the three months ended June 30, 2022, we have recognized an additional $8.6 million ($6.7 million after-tax) of business interruption insurance recoveries, which were recorded in other operating income on the consolidated statement of income. We have additional business interruption claims that are outstanding and still pending which are expected to be recognized in future quarters. Because business interruption losses are economic in nature rather than recognized, the related insurance recoveries are included as an Adjusting item in Adjusted net income and Adjusted EBITDA.

8 |

Reconciliation of Net Income (Loss) Attributable to Delek to Adjusted Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
	(Unaudited)		(Unaudited)
Reported net income (loss) attributable to Delek	$361.8	$(56.7)	$368.4	$(126.7)
Adjusting items (2)
Inventory LCM valuation (benefit) loss	7.3	(0.8)	(1.2)	0.1
Tax effect	(1.7)	0.2	0.3	—
Inventory LCM valuation loss (benefit), net	5.6	(0.6)	(0.9)	0.1
Business interruption insurance recoveries	(8.6)	—	(18.6)	—
Tax effect	1.9	—	4.2	—
Business interruption insurance recoveries, net (3)	(6.7)	—	(14.4)	—
Total El Dorado refinery fire net losses (recoveries)	—	—	—	4.8
Tax effect	—	—	—	(1.1)
El Dorado refinery fire losses, net of related recoveries, net	—	—	—	3.7
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(67.1)	24.3	(0.3)	11.8
Tax effect	16.2	(5.8)	0.1	(2.8)
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	(50.9)	18.5	(0.2)	9.0
Non-cash change in fair value of Supply and Offtake ("S&O") Obligation associated with hedging activities	—	—	—	(6.9)
Tax effect	—	—	—	1.5
Non-cash change in fair value of S&O Obligation associated with hedging activities, net	—	—	—	(5.4)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	6.5	—	6.5
Tax effect	—	(1.6)	—	(1.6)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action, net	—	4.9	—	4.9
Transaction related expenses	6.2	—	6.4	—
Tax effect	(1.5)	—	(1.5)	—
Transaction related expenses, net (3)	4.7	—	4.9	—
Total adjusting items (2)	(47.3)	22.8	(10.6)	12.3
Adjusted net income (loss)	$314.5	$(33.9)	$357.8	$(114.4)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 8.

9 |

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share:

	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
	(Unaudited)		(Unaudited)
Reported diluted income (loss) per share	$5.05	$(0.77)	$5.07	$(1.72)
Adjusting items, after tax (per share) (2) (3)
Net inventory LCM valuation loss (benefit)	0.08	(0.01)	(0.01)	—
COVID-related severance costs	—	—	—	—
El Dorado refinery fire net losses (recoveries)	—	—	—	0.05
Business interruption insurance recoveries (4)	(0.09)	—	(0.20)	—
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.71)	0.25	—	0.12
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	—	—	(0.07)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	0.07	—	0.07
Transaction related expenses (4)	0.07	—	0.07	—
Total adjusting items (2)	(0.65)	0.31	(0.14)	0.17
Adjusted net income (loss) per share	$4.40	$(0.46)	$4.93	$(1.55)
(1)Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(3) For periods of Adjusted net loss, Adjustments (Adjusting Items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(4) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 8.

Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
Reported net (loss) income attributable to Delek	$361.8	$(56.7)	$368.4	$(126.7)
Interest expense, net	43.6	33.1	82.0	62.5
Income tax expense (benefit)	100.4	(35.2)	103.5	(43.5)
Depreciation and amortization	68.0	66.3	136.3	134.8
EBITDA attributable to Delek	573.8	7.5	690.2	27.1
Adjusting items
Net inventory LCM valuation loss (benefit)	7.3	(0.8)	(1.2)	0.1
Business Interruption insurance recoveries (2)	(8.6)	—	(18.6)	—
El Dorado refinery fire losses, net of related insurance recoveries	—	—	—	3.8
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(67.1)	24.3	(0.3)	11.8
Non-cash change in fair value of S&O Obligation associated with hedging activities	—	—	—	(6.9)
Non-operating litigation accrual related to pre-Delek/Alon Merger shareholder action	—	6.5	—	6.5
Transaction related expenses (2)	6.2	—	6.4	—
Net income attributable to non-controlling interest	6.8	8.6	15.0	15.9
Total Adjusting items	(55.4)	38.6	1.3	31.2
Adjusted EBITDA	$518.4	$46.1	$691.5	$58.3
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section on page 8.

10 |

Reconciliation of U.S. GAAP Segment Contribution Margin to Adjusted Segment Contribution Margin:
	Three Months Ended June 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Reported segment contribution margin	$618.3	$69.3	$18.2	$(28.3)	$677.5
Adjusting items
Net inventory LCM valuation (benefit) loss	6.4	—	—	0.9	7.3
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(68.5)	0.2	—	—	(68.3)
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.2	—	—	—	1.2
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(67.3)	0.2	—	—	(67.1)
Total Adjusting items	(60.9)	0.2	—	0.9	(59.8)
Adjusted segment contribution margin	$557.4	$69.5	$18.2	$(27.4)	$617.7

	Three Months Ended June 30, 2021, As Adjusted (1)
$ in millions (unaudited)	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated(1)
Reported segment contribution margin (2)	$14.1	$64.2	$21.9	$(35.5)	64.7
Adjusting items
Net inventory LCM valuation (benefit) loss	(0.7)	—	0.1	(0.2)	(0.8)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	24.9	(0.2)	—	—	24.7
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.4)	—	—	—	(0.4)
Total unrealized hedging gain where the hedged item is not yet recognized in the financial statements	24.5	(0.2)	—	—	24.3
Total Adjusting items	23.8	(0.2)	0.1	(0.2)	23.5
Adjusted segment contribution margin	$37.9	$64.0	$22.0	$(35.7)	$88.2

	Six Months Ended June 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Reported segment contribution margin	$715.2	$131.6	$32.0	$(61.6)	$817.2
Adjusting items
Net inventory LCM valuation (benefit) loss	(2.0)	—	—	0.8	(1.2)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(3.7)	—	—	—	(3.7)
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	3.4	—	—	—	3.4
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.3)	—	—	—	(0.3)
Total Adjusting items	(2.3)	—	—	0.8	(1.5)
Adjusted segment contribution margin	$712.9	$131.6	$32.0	$(60.8)	$815.7

	Six Months Ended June 30, 2021, As Adjusted (1)
$ in millions (unaudited)	Refining (1)	Logistics	Retail	Corporate, Other and Eliminations	Consolidated(1)
Reported segment contribution margin (2)	$24.5	$121.1	$38.6	$(55.4)	$128.8
Adjusting items
Net inventory LCM valuation (benefit) loss	0.1	—	—	—	0.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	14.2	(0.4)	—	(0.2)	13.6
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.8)	—	—	—	(1.8)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	12.4	(0.4)	—	(0.2)	11.8
El Dorado refinery fire losses	3.8				3.8
Non-cash change in fair value of S&O Obligation associated with hedging activities	(6.9)	—	—	—	(6.9)
Total Adjusting items	9.4	(0.4)	—	(0.2)	8.8
Adjusted segment contribution margin	$33.9	$120.7	$38.6	$(55.6)	$137.6
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.

11 |

Refining Segment Selected Financial Information	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 As Adjusted(3)	2022	2021 As Adjusted(3)
Tyler, TX Refinery	(Unaudited)		(Unaudited)
Days in period	91	91	181	181
Total sales volume - refined product (average barrels per day)(1)	72,283	77,529	72,922	75,389
Products manufactured (average barrels per day):
Gasoline	32,645	37,495	34,924	38,522
Diesel/Jet	30,271	30,449	29,644	29,102
Petrochemicals, LPG, NGLs	1,983	2,079	2,116	1,903
Other	1,824	1,633	1,748	1,552
Total production	66,723	71,656	68,432	71,079
Throughput (average barrels per day):
Crude oil	66,681	72,639	66,559	68,718
Other feedstocks	552	(384)	2,128	2,779
Total throughput	67,233	72,255	68,687	71,497
Total refining revenue ( $ in millions)	$1,039.9	$625.0	$1,809.8	$1,115.0
Cost of materials and other ($ in millions) (3)	834.2	553.1	1,523.8	961.6
Total refining margin ($ in millions) (2) (3)	$205.7	$71.9	$286.0	$153.4
Per barrel of refined product sales:
Tyler refining margin (2) (3)	$31.27	$10.18	$21.67	$11.24
Tyler adjusted refining margin (2) (3)	$31.37	$10.18	$21.68	$11.24
Operating expenses (4)	$5.61	$3.51	$4.95	$3.54
Crude Slate: (% based on amount received in period)
WTI crude oil	83.8%	86.7%	85.4%	90.6%
East Texas crude oil	16.2%	13.3%	14.6%	9.0%
Other	—%	—%	—%	0.4%
Capture Rate (5)	71.2%	60.9%	64.2%	73.9%
El Dorado, AR Refinery
Days in period	91	91	181	181
Total sales volume - refined product (average barrels per day)(1)	84,299	55,381	82,825	52,561
Products manufactured (average barrels per day):
Gasoline	39,347	26,143	38,118	21,872
Diesel	32,855	20,534	31,027	17,271
Petrochemicals, LPG, NGLs	1,549	808	1,285	780
Asphalt	8,181	5,997	7,655	4,840
Other	805	603	795	521
Total production	82,737	54,085	78,880	45,284
Throughput (average barrels per day):
Crude oil	81,510	54,086	76,827	44,479
Other feedstocks	2,221	1,451	3,079	1,558
Total throughput	83,731	55,537	79,906	46,037
Total refining revenue ( $ in millions)	$1,130.1	$489.5	$1,942.2	$926.2
Cost of materials and other ($ in millions)	939.2	479.1	$1,711.8	930.0
Total refining margin ($ in millions) (2)	$190.9	$10.4	$230.4	$(3.8)
Per barrel of refined product sales:
El Dorado refining margin (2)	$24.88	$2.06	$15.37	$(0.39)
El Dorado adjusted refining margin (2)	$24.91	$2.03	$15.34	$(0.39)
Operating expenses (4)	$4.88	$5.14	$4.34	$5.71
Crude Slate: (% based on amount received in period)
WTI crude oil	53.1%	48.9%	43.2%	46.9%
Local Arkansas crude oil	15.6%	20.4%	16.4%	25.1%
Other	31.3%	30.7%	40.4%	28.0%
Capture Rate (5)	56.6%	12.1%	45.4%	(2.6)%

12 |

Refining Segment Selected Financial Information (continued)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 As Adjusted(3)	2022	2021 As Adjusted(3)
Big Spring, TX Refinery	(Unaudited)		(Unaudited)
Days in period - based on date acquired	91	91	181	181
Total sales volume - refined product (average barrels per day) (1)	72,928	69,191	71,039	68,947
Products manufactured (average barrels per day):
Gasoline	34,918	33,501	33,912	33,159
Diesel/Jet	27,043	25,492	24,877	23,226
Petrochemicals, LPG, NGLs	3,537	4,335	3,436	3,745
Asphalt	1,406	1,012	1,642	1,400
Other	1,410	1,491	1,345	1,448
Total production	68,314	65,831	65,212	62,978
Throughput (average barrels per day):
Crude oil	70,662	69,731	65,675	64,772
Other feedstocks	(1,093)	(1,704)	315	(395)
Total throughput	69,569	68,027	65,990	64,377
Total refining revenue ( $ in millions)	$1,116.4	$615.1	$1,941.9	$1,117.1
Cost of materials and other ($ in millions)	922.9	572.0	1,650.5	1,033.2
Total refining margin ($ in millions) (2)	$193.5	$43.1	$291.4	$83.9
Per barrel of refined product sales:
Big Spring refining margin (2)	$29.16	$6.84	$22.66	$6.72
Big Spring adjusted refining margin (2)	$29.27	$6.81	$22.61	$6.68
Operating expenses (4)	$7.06	$5.34	$6.24	$5.88
Crude Slate: (% based on amount received in period)
WTI crude oil	68.2%	66.4%	67.5%	64.7%
WTS crude oil	31.8%	33.6%	32.5%	35.3%
Capture Rate (5)	69.0%	40.5%	69.4%	43.8%
Krotz Springs, LA Refinery
Days in period - based on date acquired	91	91	181	181
Total sales volume - refined product (average barrels per day) (1)	75,791	77,318	77,800	51,286
Products manufactured (average barrels per day):
Gasoline	31,298	33,056	31,979	19,661
Diesel/Jet	32,419	26,611	31,711	15,370
Heavy oils	845	868	1,690	527
Petrochemicals, LPG, NGLs	7,152	6,601	7,040	3,948
Other	5,970	6,705	5,840	8,948
Total production	77,684	73,841	78,260	48,454
Throughput (average barrels per day):
Crude oil	75,849	70,883	74,430	42,377
Other feedstocks	922	2,240	3,181	6,786
Total throughput	76,771	73,123	77,611	49,163
Total refining revenue ( $ in millions)	$1,514.0	$687.4	$2,604.1	$1,007.1
Cost of materials and other ($ in millions)	1,271.3	668.4	2,319.1	974.0
Total refining margin ($ in millions) (2)	$242.7	$19.0	$285.0	$33.1
Per barrel of refined product sales:
Krotz Springs refining margin (2)	$35.20	$2.71	$20.24	$3.56
Krotz Springs adjusted refining margin (2)	$35.74	$2.64	$20.31	$3.61
Operating expenses (4)	$6.05	$3.96	$5.05	$5.19
Crude Slate: (% based on amount received in period)
WTI Crude	49.4%	65.0%	56.6%	67.9%
Gulf Coast Sweet Crude	40.6%	33.5%	38.2%	30.9%
Other	10.0%	1.5%	5.2%	1.2%
Capture Rate (5)	110.1%	30.4%	84.2%	45.6%
(1)     Includes inter-refinery sales and sales to other segments which are eliminated in consolidation.
(2)     See the calculations of Adjusted refining margin on the following page as well as Other Items Impacting Refining Margin discussed on page 17.
(3)    Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(4)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.
(5) Defined as Adjusted refining margin divided by the respective crack spread. See page 16 for crack spread information.

13 |

Reconciliation of Refining margin per barrel to Adjusted Refining margin per barrel (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 As Adjusted (6)	2022	2021 As Adjusted (6)
	(Unaudited)		(Unaudited)
Tyler (2)
Reported refining margin, $ per barrel	$31.27	$10.18	$21.67	$11.24
Adjusting items:
Net inventory LCM valuation loss (benefit)	0.10	—	0.01	—
Adjusted refining margin $/bbl	$31.37	$10.18	$21.68	$11.24
El Dorado (3)
Reported refining margin, $ per barrel	$24.88	$2.06	$15.37	$(0.39)
Adjusting items:
Net inventory LCM valuation loss (benefit)	0.03	(0.03)	(0.03)	—
Adjusted refining margin $/bbl	$24.91	$2.03	$15.34	$(0.39)
Big Spring (4)
Reported refining margin, $ per barrel	$29.16	$6.84	$22.66	$6.72
Adjusting items:
Net inventory LCM valuation loss (benefit)	0.11	(0.03)	(0.05)	(0.04)
Adjusted refining margin $/bbl	$29.27	$6.81	$22.61	$6.68
Krotz Springs (5)
Reported refining margin, $ per barrel	$35.20	$2.71	$20.24	$3.56
Adjusting items:
Net inventory LCM valuation loss (benefit)	0.54	(0.07)	0.07	0.05
Adjusted refining margin $/bbl	$35.74	$2.64	$20.31	$3.61
(1)Adjusted refining margin per barrel is presented to provide a measure to evaluate performance excluding inventory valuation adjustments and other items at the individual refinery level. Delek US believes that the presentation of adjusted measures provides useful information to investors in assessing its results of operations at each refinery. Because adjusted refining margin per barrel may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. Additionally, management evaluates other impacts to refining margin by refinery which may not represent adjustments, but which provide information useful for evaluating the results compared to current crack spreads and peers. See the 'Other Items Impacting Refining Margin' for further discussion.
(2)Tyler adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $0.7 million and a nominal net valuation loss in the second quarter 2022 and 2021, respectively. There was approximately $0.2 million and a nominal net valuation loss for the six months ended June 30, 2022 and 2021, respectively.
Tyler's refining margin per barrel and the adjusted refining margin per barrel have been adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(3)El Dorado Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $0.2 million of net valuation loss and $0.2 million of net valuation benefit in the second quarter 2022 and 2021, respectively. There was approximately a $0.5 of net valuation benefit and a nominal net valuation loss for the six months ended June 30, 2022 and 2021, respectively.
Note also that El Dorado's refining margin per barrel and the adjusted refining margin per barrel for the three and six months ended June 30, 2021 reflect a RINs inventory true-up resulting from our annual compliance review totaling $(12.3) million which negatively impacted the related per barrel amount by $(2.44)and $(1.29), respectively. See further discussion in the section "Other Items Impacting Refining Margin" on page 17.
(4)Big Spring Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $0.7 million of net valuation loss and $0.2 million of net valuation benefit in the second quarter 2022 and 2021, respectively. There was approximately $0.7 million and $0.6 million of net valuation benefit for the six months ended June 30, 2022 and 2021, respectively.
(5)Krotz Springs Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $3.7 million of net valuation loss and $0.5 million of net valuation benefit in the second quarter 2022 and 2021, respectively. There was approximately $1.0 million and $0.4 amount of net valuation loss for the six months ended June 30, 2022 and 2021, respectively.

(6)Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.

14 |

Logistics Segment Selected Information	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Pipelines & Transportation: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	84,699	53,316	78,818	48,743
Refined products pipelines	64,821	39,193	62,186	32,806
SALA Gathering System	17,961	17,430	17,064	14,670
East Texas Crude Logistics System	19,942	27,497	18,010	26,790
Permian Gathering Assets (3)	101,236	79,589	100,783	76,672
Plains Connection System	154,086	122,529	158,025	115,484
Trucking Assets	15,679	10,314	12,510	10,251

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (1)	63,502	74,565	67,021	73,271
West Texas wholesale marketing throughputs (average bpd)	10,073	9,395	9,994	9,765
West Texas wholesale marketing margin per barrel	$2.67	$4.24	$2.85	$3.81
Big Spring wholesale marketing throughputs (average bpd)	78,634	75,136	77,100	74,038
Terminalling throughputs (average bpd) (2)	130,002	139,987	136,808	142,250
(1) Excludes jet fuel and petroleum coke.
(2) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.
(3) Formerly known as the Big Spring Gathering System. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.

Retail Segment Selected Information	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Number of stores (end of period)	248	252	248	252
Average number of stores	248	252	248	252
Average number of fuel stores	243	247	243	247
Retail fuel sales (thousands of gallons)	44,911	42,978	84,416	82,744
Average retail gallons sold per average number of fuel stores (in thousands)	185	174	348	336
Average retail sales price per gallon sold	$4.31	$2.90	$3.95	$2.71
Retail fuel margin ($ per gallon) (1)	$0.33	$0.39	$0.32	$0.37
Merchandise sales (in millions)	$83.4	$84.5	$153.1	$159.2
Merchandise sales per average number of stores (in millions)	$0.3	$0.3	$0.6	$0.6
Merchandise margin %	34.0%	32.7%	34.3%	32.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Same-Store Comparison (2)	(Unaudited)		(Unaudited)

Change in same-store fuel gallons sold	5.8%	1.3%	3.4%	(10.7)%
Change in same-store merchandise sales	0.1%	(5.4)%	(2.4)%	(1.9)%
(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

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Supplemental Information
Schedule of Inter-refinery Sales, Refinery Sales to Other Segments, and Pricing Statistics Impacting our Refining Segment Selected Financial Information
$ in millions (unaudited)

Inter-refinery Sales	Three Months Ended June 30,		Six Months Ended June 30,
(in barrels per day)	2022	2021	2022	2021
Tyler refined product sales to other Delek refineries	2,378	1,797	1,746	1,945
El Dorado refined product sales to other Delek refineries	1,531	961	1,201	704
Big Spring refined product sales to other Delek refineries	470	874	554	801
Krotz Springs refined product sales to other Delek refineries	1,061	590	783	297

Refinery Sales to Other Segments	Three Months Ended June 30,		Six Months Ended June 30,
(in barrels per day)	2022	2021	2022	2021

Tyler refined product sales to other Delek segments	—	897	—	909
El Dorado refined product sales to other Delek segments	9	11	8	9
Big Spring refined product sales to other Delek segments	22,647	22,179	22,209	22,145
Krotz Springs refined product sales to other Delek segments	—	2,069	—	2,038

Pricing Statistics	Three Months Ended June 30,		Six Months Ended June 30,
(average for the period presented)	2022	2021	2022	2021

WTI — Cushing crude oil (per barrel)	$108.74	$66.19	$102.02	$62.21
WTI — Midland crude oil (per barrel)	$108.50	$66.41	$101.81	$62.74
WTS -- Midland crude oil (per barrel)	$109.06	$66.57	$101.92	$62.73
LLS (per barrel)	$110.25	$68.04	$103.92	$64.21
Brent crude oil (per barrel)	$111.84	$69.08	$104.93	$65.22

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$44.03	$16.72	$33.77	$15.20
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$42.44	$16.82	$32.56	$15.26
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$32.47	$8.68	$24.12	$7.91

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$3.40	$1.99	$3.05	$1.85
Gulf Coast Ultra low sulfur diesel (per gallon)	$3.98	$1.95	$3.50	$1.83
U.S. Gulf Coast high sulfur diesel (per gallon)	$3.39	$1.67	$3.04	$1.58
Natural gas (per MMBTU)	$7.50	$2.98	$6.05	$2.85
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S, Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refined product margin to the Gulf Coast 3-2-1 crack spread consisting of WTI Cushing crude, Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel, and for our Krotz Springs refinery, we compare our per barrel refined product margin to the Gulf Coast 2-1-1 crack spread consisting of LLS crude oil, Gulf Coast CBOB gasoline and U.S, Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Items Impacting Adjusted Refining Margin:
In addition to the items that were reflected as adjustments for deriving our Adjusted refining margin, which then was used to calculate Adjusted refining margin per barrel presented on page 14, there were other items that were recognized during the periods that impacted our Refining margins at the refineries. The primary items are as follows:
Other Inventory Impact: "Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel and per barrel cost of materials and other for the period recognized on a FIFO basis. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Realized Inventory/Commodity Hedging Gains (Losses): We enter into fixed price financial hedges to manage price risk on forward (including prompt month) physical inventory contracts as well as forecasted crack spreads. Such hedging activities are based on our determination of tolerable price risk as well as our specific position and location/optimization strategy objectives. Because of inventory builds and draws and volatility in the market compared to initial forward curve and other pricing expectations, such hedging activities are inherently subject to a certain degree of unanticipated favorability or unfavorability compared to the estimated other inventory impact.

Summary of Other Favorable (Unfavorable) Items Impacting Refining Margin:
$ in millions (unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
Tyler
Other inventory impact	$(9.5)	$63.2	$28.8	$87.0
	$(9.5)	$63.2	$—	$—
El Dorado
Other inventory impact	$33.1	$41.0	$54.3	$41.0
Impact of RINs inventory true-up (3)	—	(12.3)	—	(12.3)
	$33.1	$28.7	$54.3	$28.7
Big Spring
Other inventory impact	$21.5	$6.9	$58.7	$21.0
	$21.5	$6.9	$58.7	$21.0
Krotz Springs
Other inventory impact	$(4.7)	$(0.9)	$(2.9)	$(10.9)
	$(4.7)	$(0.9)	$(2.9)	$(10.9)
Total Refining
Other inventory impact	$40.4	$110.2	$138.9	$138.1

Realized inventory/commodity gains (losses)	$(113.5)	$(1.7)	$(104.2)	$(19.1)
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) Represents a RINs inventory true-up resulting from our annual compliance review.

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Other Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Refining Segment Gross Margin (Loss) to Refining Margin	2022	2021 As Adjusted(1)	2022	2021 As Adjusted(1)
Net revenues	$4,810.5	$2,415.7	$8,304.2	$4,155.8
Cost of sales	4,242.1	2,452.6	7,691.7	4,234.4
Gross margin	568.4	(36.9)	612.5	(78.6)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization) (2)	165.0	115.0	284.9	229.7
Depreciation and amortization	49.9	51.0	102.7	103.1
Refining margin	$783.3	$129.1	$1,000.1	$254.2
(1) Adjusted to reflect the retrospective change in accounting policy from LIFO to FIFO for certain inventories.
(2) Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.

Calculation of Net Debt	June 30, 2022	December 31, 2021
Long-term debt - current portion	$72.0	$92.2
Long-term debt - non-current portion	2,745.7	2,125.8
Total long-term debt	2,817.7	2,218.0
Less: Cash and cash equivalents	1,244.6	856.5
Net debt - consolidated	1,573.1	1,361.5
Less: DKL net debt	1,508.4	894.7
Net debt, excluding DKL	$64.7	$466.8

Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

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